UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2019

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana, Suite 1500
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HKRS	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement

As previously disclosed in Halcón Resources Corporation’s (the “Company”) Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, on May 9, 2019, the Company entered into that certain Eighth Amendment, Consent and Waiver To Amended and Restated Senior Secured Revolving Credit Agreement (the “Eighth Amendment”), pursuant to which the lenders party thereto waived any default or event of default under the Company’s Amended and Restated Senior Secured Revolving Credit Agreement directly resulting from the potential Leverage Ratio Default (as defined in the Eighth Amendment).  Under the Eighth Amendment, the waiver was to expire on August 1, 2019, subject to certain conditions.

On July 31, 2019, the Company entered into that certain Waiver To Amended and Restated Senior Secured Revolving Credit Agreement (the “Waiver”), pursuant to which the termination date for the waiver of the Leverage Ratio Default was extended to August 8, 2019.

The foregoing description of the Waiver does not purport to be complete and is qualified in its entirety by the terms and conditions of the Waiver. A copy of the Waiver is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibits

10.1

Waiver to Amended and Restated Senior Secured Revolving Credit Agreement, dated as of July 31, 2019, by and among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and certain other financial institutions party thereto, as lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Halcón Resources Corporation

July 31, 2019	By:	/s/ DAVID S. ELKOURI
Name: David S. Elkouri
Title: Executive Vice President, Chief Legal Officer